EXHIBIT 5.1

LUCOSKY BROOKMAN LLP 101 Wood Avenue South 5th Floor Woodbridge, NJ 08830 T - (732) 395-4400 F- (732) 395-4401

July 29, 2021
111 Broadway Suite 807 New York, NY 10006 T - (212) 332-8160 F - (212) 332-8161
AMMO, Inc. 7681 East Gray Road Scottsdale, Arizona 85260
www. lucbro.com

RE:	Registration Statement on Form S-3; 13,728,241 Shares of Common Stock of AMMO, Inc., par value $0.001 per share

Ladies and Gentlemen:

We are acting as counsel for AMMO, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by certain selling shareholders (the “Selling Shareholders”) named in the Prospectus (as defined below) of up to 13,728,241 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Shares include (i) 12,390,411 shares of Common Stock issued by the Company to the Selling Shareholders (the “Common Shares”) and (ii) 1,337,830 shares of Common Stock issuable upon the exercise of warrants issued to the Selling Shareholders (the “Warrant Holders”) by the Company (the “Warrants,” and the Shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”). The Shares are included in a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and the related prospectus included in the Registration Statement (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2021.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares. It is understood that the opinions set forth below are to be used only in connection with the offer while the Registration Statement is in effect.

In rendering these opinions, we have examined the Company’s Certificate of Incorporation and Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The issue and sale of the Common Shares have been duly authorized by all necessary corporate action of the Company and the Common Shares are validly issued, fully paid and nonassessable.

2. The issue of the Warrant Shares has been duly authorized by all necessary corporate action of the Company, and when the Warrant Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Warrant Holders, and have been issued by the Company upon exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP